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                                                                       EXHIBIT 5

                   [Letterhead of Gibson, Dunn & Crutcher LLP]


                              September 4, 2001




(213) 229-7000                                                     C 59343-00008

Maxwell Shoe Company Inc.
101 Sprague Street
P.O. Box 37
Readville (Boston), MA 02137

        Re: Registration Statement on Form S-8 Registering Additional Shares

Gentlemen:

      We have acted as counsel to Maxwell Shoe Company Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 588,412 shares of Class A Common Stock, $.01 par value (the "Shares"), of the Company (the "Class A Stock") which have been reserved for issuance to Mr. Mark J. Cocozza pursuant to the Stock Option and Registration Rights Agreement dated January 26, 1994 (the "Agreement").

      We have examined, among other things, the Company's Certificate of Incorporation and Bylaws and the Agreement, each as amended to date, and related agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares under the Agreement. Based on the foregoing and in reliance thereon, it is our opinion that the Shares of Class A Stock, when issued pursuant to the Agreement and exercised in accordance with the provisions of the Agreement and related agreements, will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                        Very truly yours,


                                        /s/ GIBSON, DUNN & CRUTCHER LLP
                                        GIBSON, DUNN & CRUTCHER LLP

JKL/DSD